ELEVENTH AMENDMENT AGREEMENT



      THIS ELEVENTH AMENDMENT AGREEMENT (this "Amendment") is made on July 29, 1996, among CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation (the "Borrower"), the undersigned guarantors (the "Guarantors") , the banks (the "Banks") party to the Amended and Restated Credit Agreement referred to below, and WACHOVIA BANK OF GEORGIA, NA, a national banking association, acting in its capacity as agent for itself and for the other Banks (the "Agent");

                                    RECITALS:

      Borrower, the Banks and the Agent are parties to (i) a certain Amended and Restated Credit Agreement dated as of April 12, 1995, as last amended by a Tenth Amendment Agreement, dated May 29, 1996 (as amended, the "Credit Agreement"), and (ii) the other Loan Documents referenced in the Credit Agreement.

      Borrower and the Guarantors have requested, and the Banks and the Agent have agreed to, certain amendments to the Credit Agreement as hereinafter set forth.

      NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, Borrower, Guarantors, the Banks and Agent hereby covenant and agree as follows:

      1. DEFINED TERMS Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "the Agreement" and each other similar reference contained in this Amendment shall from and after the date hereof refer to the Credit Agreement as heretofore amended and as amended hereby.

      2. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows, but with each such amendment to be effective if and only if each of the Banks signatory hereto sells and assigns to the Proposed Assignee (as hereinafter defined), and receives from the Proposed Assignee the purchase price for, such Bank's respective rights and interests under the Loan Documents:

     (a) By deleting Section 7.09 of the Credit Agreement in its entirety and by substituting the following in lieu thereof:

            Section 7.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not Ice thereof to the Banks and Borrower, and the Agent may be removed at any time with or without cause by the Required Banks. if a Bank which is serving as Agent assigns all of its rights and interests hereunder pursuant to
      Section 9.08 hereof, such assignment shall operate as, and shall be deemed notice to the other Banks and to the Borrower of, the Agent's resignation. Upon any such resignation or :removal, the Required Banks or their respective assignees shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks or their respective assignees and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, the Required Banks' removal of the retiring Agent, or the retiring Agent Is notice of assignment, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if each Bank shall assign all of its respective rights and interests hereunder pursuant to Section 9.08 hereof to the assignee or assignees, then such assignee or assignees, or their respective designee, shall automatically be deemed to be, and shall have all of the powers, rights and privileges of, the Agent as of the effective date of such assignment. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

     (b) By deleting the first sentence of Section 9.08 (b) of the Credit Agreement and by substituting the following new sentence in lieu thereof:

          (b) Any Bank (or assignee of a Bank) may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder.

      (c)  By  deleting   Section  9.08(c)  of  the  Credit   Agreement  and  by
substituting the following in lieu thereof:

            (c) Any Bank or assignee of any Bank (in either case, a "Transferor") may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents (but in no event shall such Assignment of any portion of the principal balance of any Note (other than the Revolving Participated Note) be less than either (i) the entire principal amount of such Note or (ii) $2,000,000), and such Assignee shall assume all rights and obligations of the Transferor hereunder pursuant to an agreement executed by such Assignee, such Transferor and the Agent in form and substance satisfactory to the Agent (an "Assignment Agreement") . Upon (a) execution of the Assignment Agreement by such Transferor, such Assignee and the Agent, (b) payment by such Assignee to such Transferor of an amount equal to the purchase price agreed between such Transferor and such Assignee, and (c) payment of a processing and recordation fee of $2,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in the Assignment Agreement, and the Transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Transferor, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

      3. LIMITED WAIVER OF DEFAULTS. Borrower acknowledges that Events of Default have occurred and now exist under the Credit Agreement (i) as a result of Borrower's breach of certain financial covenants (the "Financial Covenant Defaults") and (ii) as a result of the Borrower's failure to make certain payments due on the Syndicated Term Loans, including the payment due on July 15, 1996 (the "Payment Defaults") (the Financial Covenant Defaults and the Payment Defaults are hereinafter referred to collectively as the "Designated Defaults"). Borrower represents and warrants that the Designated Defaults are the only Defaults or Events of Default that exist under the Credit Agreement and the other Loan Documents as of the date hereof. Subject to the assignment by all of the Banks signatory hereto of all of their respective rights and interests under the Loan Documents to the Proposed Assignee (as hereinafter defined), the Agent and the Banks each hereby waives the Designated Defaults in existence on the date hereof through August 15, 1996, provided that on August 15, 1996, Borrower shall be required to be in compliance with all covenants set forth in the Credit Agreement, including all financial covenants, and Borrower shall be required to pay to the Agent for the benefit of the Banks all amounts necessary to cure the Payment Defaults. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or (b) Borrower's obligation to comply with all of the terms and conditions of the Credit Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, the Borrower agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

      4. CONSENT TO ASSIGNMENTS. Borrower hereby consents to the assignments by the Banks of all of their respective rights and interests, and any or all of their obligations, under the Credit Agreement and the other Loan Documents, including, without limitation, all of the Loans and Commitments, to The Galileo Fund, L.P. and DDJ Capital Management LLC, or either of them (collectively, the "Proposed Assignee"), and agrees that such assignments may be evidenced by execution by each Bank of an assignment in form acceptable to Agent and the Proposed Assignee, and waives any requirement under Section 9.08 (c) of the Credit Agreement that such assignments be effectuated by an assignment in the form attached to the Credit Agreement (as in effect prior to giving effect to this Amendment) as EXHIBIT D. From and after the date of such assignments to the Proposed Assignee, the Proposed Assignee shall be substituted for the Banks under the Credit Agreement.

      5 SURRENDER OF WARRANTS. Effective upon any assignment by all, but not less than all, Banks of their respective interests under the Credit Agreement to the Proposed Assignee, each Bank shall surrender to Borrower such Bank's Warrant Agreement for transfer to the Proposed Assignee and Borrower shall concurrently therewith execute and deliver in favor and in the name of the Proposed Assignee a certificate or certificates representing such Warrant Agreement.

      6. PAYMENT OF PORTION OF EXTENSION FEES WITH INTEREST. Borrower acknowledges and agrees that $100,000 of the fees referred to in Section 13 of the Ninth Amendment Agreement dated as of March 15, 1996, among Borrower, Banks and Agent (the "Ninth Amendment") has been earned, is due and payable in full on the sooner to occur of payment in full of all Loans or July 31, 1998 (as set forth in Section 13 of the Ninth Amendment), constitutes a part of the obligations and is secured by all of the Collateral. Borrower ratifies and reaffirms its obligation to pay all fees (collectively the "Extension Fees") set forth in Section 13 of the Ninth Amendment. In addition, Borrower agrees that the portion of the Extension Fees in the amount of $100,000, which has been fully earned as of the date hereof, shall bear interest from and after the date of this Amendment until paid in full, on the unpaid balance thereof from time to time outstanding, at a variable rate per annum applicable from time to time to the Syndicated Terms Loans and calculated in the same manner as interest is calculated with respect to the Syndicated Term Loans. All such interest shall be due and payable monthly, in arrears, at the time and in the manner that interest is due and payable with respect to the Syndicated Term Loans.

      7. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors each hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement or the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other instruments and documents executed and delivered in connection herewith and represents and warrants that (i) no Default or Event of Default exists except for the Designated Defaults referenced in Section 3 of this Amendment, (ii) as of the date hereof, the aggregate principal balance of Loans outstanding under the Credit Agreement, exclusive of accrued interest, fees (including the Extension Fees), costs and attorneys, fees chargeable to the Borrower under the Loan Documents, totalled $35,718,098.88, (iii) the Borrower has no right of offset, defense, counterclaim, recoupment, claim or objection arising out of or with respect to any of the Obligations arising under the Credit Agreement or the other Loan Documents (and, to the extent any right of offset, defense, counterclaim, recoupment, claim or objection may exist, the same are irrevocably waived), (iv) each of the Loan Documents is a valid and enforceable obligation of Borrower, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors, rights generally, moratorium laws from time to time in effect and equitable principles :restricting the availability of equitable remedies, and (v) there are no proceedings pending, or to the best of Borrower's knowledge, threatened against or affecting Borrower before any federal, state or other governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign and domestic, which singly or in the aggregate, could materially and adversely affect any of the Loans or any of the Loan Documents other than litigation disclosed in filings with Borrower under the applicable securities laws or otherwise disclosed to the public through press releases or other written disclosures, litigation threatened by unpaid vendors, franchisees and landlords of premises used or occupied by Borrower and a pending administrative action by the Florida Department of Labor and Employment Security to revoke Borrower's self-insured status (which administrative action has been settled subject to the performance of certain covenants by Borrower). None of the obligations are subject to any ad-verse claims assertable by Borrower for disallowance, impairment, reduction or subordination, in whole or in part.

      8. RATIFICATION AND REAFFIRMATION. Borrower and Guarantors each hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof as the same may have been expressly amended herein.

      9. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature delivered by telecopier shall be deemed to constitute an original signature hereto.

      10. BINDING OBLIGATIONS; NO NOVATION. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect as a legal, valid and binding obligation of Borrower and Guarantors enforceable against them in accordance with the terms thereof. Neither this Amendment nor any prior amendment to the Credit Agreement is intended to be, nor shall it be construed to create, a novation or accord and satisfaction.

      11. SECTION  TITLES.   Section   titles   and  references  used   in  this
Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

      12. FURTHER ASSURANCES. Borrower and each Guarantor agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

      13. AMENDMENT TO CONSTITUTE LOAN DOCUMENT. This Amendment shall be deemed to be a Loan Document for all purposes under the Credit Agreement. Borrower and each of the Guarantors agree that a default under, or the breach of any covenant or other term of, this Amendment shall constitute a Default under the Credit Agreement.

      14. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon execution of this Amendment by Borrower and Guarantors, and the acceptance of this Amendment in writing by the Banks and by the Agent in Atlanta, Georgia (notice of which acceptance is hereby waived by the Borrower and the Guarantors), whereupon this Amendment shall become a contract made in Georgia and governed by, and construed and interpreted in accordance with, the internal laws of the State of Georgia.

      15.  COVENANT NOT TO SUE.  Effective  upon the sale by each Bank signatory hereto of all of its rights and  interests  under the  Credit  Agreement  to the
Proposed Assignee, and the substitution of such Proposed Assignee or its designee as the successor Agent under the Credit Agreement and the other Loan Documents pursuant to the provisions of Section 7. 09 of the Credit t Agreement, each Bank signatory hereto acknowledges that it will have no further claims against Borrower or any Guarantor under any of the Loan Documents by virtue of the fact that each Bank has sold to the Proposed Assignee all such claims, with the exception of rights of each Bank signatory hereto and the existing Agent to indemnification from Borrower and Guarantors under the Loan Documents as in effect on the date hereof (and without regard to any amendments to the Loan Documents hereafter made by the parties thereto) , which ]rights to indemnification shall survive any such assignments to the Proposed Assignee and the resignation of the existing Agent. Accordingly, each Bank signatory hereto covenants that it will not sue Borrower or any Guarantor after the effective date of its assignment to the Proposed Assignee and the appointment of a successor Agent in connection therewith, except for suits by such Bank or the existing Agent for indemnification by Borrower and Guarantors under the Loan Documents as in effect on the date hereof (and WIthout regard to any amendments to the Loan Documents hereafter made by the parties thereto) ; PROVIDED, HOWEVER, that (i) in no event shall Borrower be obligated to indemnify any Bank as a consequence of any suits among the Banks and (ii) in no event shall the ongoing indemnification of the existing Agent or the Banks signatory hereto permit any such Banks or the existing Agent to recover legal fees and expenses incurred through the date hereof. The provisions of this paragraph 15 are solely for the benefit of Borrower, Guarantors, the Banks signatory hereto and Wachovia as the existing Agent on the date hereof and former Agent after the date hereof, shall constitute an agreement among them that shall survive any sale by the Banks signatory hereto of their respective rights and interests under the Loan Documents and the resignation of Wachovia as Agent, and may not be amended or modified other than by a written agreement duly executed by Borrower, Guarantors, the Banks signatory hereto and Wachovia as the existing or former Agent.

      16. WAIVERS AND RELEASES. THROUGH THE DATE OF THIS AMENDMENT, EACH OF BORROWER AND GUARANTORS HEREBY KNOWINGLY AND VOLUNTARILY, FOREVER RELEASES, ACQUITS AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AND OTHER AGENTS (COLLECTIVELY, THE "LENDER GROUP") (A)FROM AND OF ANY AND ALL CLAIMS ARISING FROM ACTS OR OMISSIONS OF THE LENDER GROUP THAT MAY HAVE OCCURRED ON OR BEFORE THE DATE HEREOF THAT THE LENDER GROUP (1) IS IN ANY WAY RESPONSIBLE FOR THE PAST, CURRENT OR FUTURE CONDITION OR DETERIORATION OF THE BUSINESS OPERATIONS AND/OR FINANCIAL CONDITION OF BORROWER OR ANY GUARANTOR, OR
(2) BREACHED ANY AGREEMENT TO LOAN MONEY OR MAKE OTHER FINANCIAL ACCOMMODATIONS AVAILABLE TO BORROWER OR TO FUND ANY OPERATIONS OF BORROWER AT ANY TIME, AND (B) FROM AND OF ANY AND ALL OTHER CLAIMS, DAMAGES, LOSSES, ACTIONS, COUNTERCLAIMS, SUITS, JUDGMENTS, OBLIGATIONS, LIABILITIES, DEFENSES, AFFIRMATIVE DEFENSES, SETOFFS, AND DEMANDS OF ANY KIND OR NATURE WHATSOEVER, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, OR DISPUTED OR UNDISPUTED, WHICH BORROWER OR ANY GUARANTOR MAY NOW RAVE OR EVER HAD BY REASON OF ANY TRANSACTION OR OCCURRENCE ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AMENDMENT, THE LOANS, THE CREDIT AGREEMENT, THE PRIOR AGREEMENT, OR ANY OF THE

OTHER LOAN DOCUMENTS. BORROWER AND EACH GUARANTOR FURTHER AGREES THAT FROM AND AFTER THE DATE HEREOF, IT WILL NOT ASSERT TO ANY PERSON OR ENTITY THAT ANY DETERIORATION OF THE BUSINESS OPERATIONS OR FINANCIAL CONDITION OF BORROWER OR ANY SUCH GUARANTOR WAS CAUSED BY ANY BREACH OR WRONGFUL ACT OF ANY OF THE LENDER GROUP WHICH MAY HAVE OCCURRED ON OR PRIOR TO THE DATE HEREOF.

      IN WITNESS WHEREOF, Borrower, Guarantors, the Banks and Agent have caused this Amendment to be duly executed by their respective duly authorized officers, on the date and year first above written.


                                      BORROWER:

                                      CHECKERS DRIVE-IN RESTAURANTS, INC.

                                      By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                     GUARANTORS:

                                     INNERCITYFOODS RESTAURANTS
                                     COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                     INNERCITYFOODS LEASING COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                    INNERCITYFOODS JOINT VENTURE
                                    COMPANY

                                     By: /s/James T. Holder
                                         ---------------------------------
                                         James T. Holder, Vice
                                           President


                                    AGENT AND BANKS:

                                    WACHOVIA BANK OF GEORGIA, N.A.,
                                    In its capacity as a Bank and as the Agent


                                    By: /s/Edward H. Hutchison
                                        -----------------------------------
                                     Title: Senior Vice President
                                           --------------------------------

                    [Signatures continued on following page]

                                    BARNETT BANK OF PINELLAS
                                    COUNTY, BY BARNETT BANKS, INC.
                                    as Attorney-in-Fact for Barnett
                                    Bank of Pinellas County


                                    By: /s/Julie Smith
                                        -----------------------------------
                                     Title: Loan Workout Officer
                                           --------------------------------


                                    THE BOATMEN'S NATIONAL BANK OF
                                    ST. LOUIS

                                    By: /s/Robert Patton
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------


                                    PNC BANK, KENTUCKY, INC.


                                    By: /s/John Pendergrass
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------


                                    NBD BANK


                                    By: /s/Tim Hanchett
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------



                                    FIRST ALABAMA BANK


                                    By: /s/Ronald L. Miller
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------